                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  October 1, 1998

                              TOKHEIM CORPORATION
                     -------------------------------------
               (Exact Name of Registrant as Specified in Charter)


            Indiana                    1-6018                 35-0712500
            -------                    ------                 ----------
  (State or Other Jurisdiction       (Commission             (IRS Employer
       of Incorporation)             File Number)         Identification No.)


10501 Corporate Drive, Fort Wayne, IN                            46845
-------------------------------------                            -----
(Address of Principal Executive Office)                        (Zip Code)

                                 (219)-470-4600
               --------------------------------------------------
               Registrant's telephone number, including area code

                                      N/A
               --------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OF ASSETS

          On September 30, 1998, pursuant to a Master Agreement for Purchase and Sale of Shares, Assets and Liabilities, dated as of June 19, 1998, between Tokheim Corporation ("Tokheim") and Schlumberger Limited ("Schlumberger"), as amended by Amendment No. 1 thereto dated as of September 30, 1998 (the "Purchase Agreement"), Tokheim completed, subject to certain foreign legal requirements, the acquisition (the "Acquisition") of the fuel dispenser systems and service business (the "RPS Division") of Schlumberger for a price equal to $330.0 million in cash, notes and warrants, subject to certain post-closing adjustments. Unless otherwise indicated herein, the "Company" refers to Tokheim and its subsidiaries following the Acquisition.

          Pursuant to the Purchase Agreement, Schlumberger has agreed to retain its manufacturing facility in Abbeville, France and all liabilities associated with it, including any costs related to closing the facility. Schlumberger and Tokheim also entered into a services agreement, as provided by the Purchase Agreement, pursuant to which Schlumberger will pay Tokheim a minimum fee of $850,000 a year (regardless of use) for a period of five years.

          Of the $330.0 million purchase price, $100.0 million was paid in cash borrowed under the terms of the New Credit Agreement (see description below). The $210.0 million note portion of the purchase price consisted of $40.0 million in 10-year, 12% junior subordinated payment-in-kind notes (the "Junior Subordinated Notes") and $170.0 million in 12% senior subordinated notes due 120 days after the closing date (the "Senior Subordinated Notes" and, together with the Junior Subordinated Notes, the "Subordinated Notes"). $20.0 million of the purchase price was paid with warrants (the "Warrants") to purchase up to a maximum of 19.9% of the outstanding shares of Tokheim common stock. The actual number of shares issued upon exercise will be based upon the $20.0 million purchase price divided by the weighted average closing price of Tokheim common stock over the 30 day periods prior to and after the closing date. The Warrants are exercisable for a nominal exercise price for five years beginning 120 days after the closing date.

          Tokheim has the option, subject to bank approval, to redeem (in whole or in part) the Subordinated Notes and the Warrants. Under the terms of the Senior Subordinated Notes, to the extent Tokheim has not refinanced the Senior Subordinated Notes within 120 days of the closing date, such notes convert into an equal principal amount of eight-year notes with an interest rate starting at 12% and increasing by 0.5% every three months, to a maximum of 14.5%. Interest exceeding 12% will be payable in kind.

          Simultaneously with the consummation of the Acquisition, Tokheim entered into a new credit agreement (the "New Credit Agreement") with certain banks that replaced its prior credit agreement. Proceeds under the New Credit Agreement were used as working capital, to provide the cash used in the Acquisition and to refinance substantially all of Tokheim's debt outstanding prior to the closing date, including approximately $55.0 million in principal amount of Tokheim's 11 1/2% Senior Subordinated Notes plus interest and premiums thereon.

          The New Credit Agreement provides for aggregate maximum borrowings by the Company of up to $240.0 million principal amount at variable interest rates. On the closing date, the Company borrowed approximately $180.8 million under the New Credit Agreement for the purposes set forth above and to pay fees associated with the Acquisition and the financing of the Acquisition.

          Also simultaneously with the consummation of the Acquisition, Tokheim entered into a note purchase agreement with one or more purchasers (the "Note Purchase Agreement"), pursuant to which Tokheim issued $22.5 million aggregate principal amount of senior notes (the "Senior Notes") bearing an interest rate starting at 12.5% and increasing by 0.5% on December 1, 1998, and every three months thereafter to a maximum of 14.5%. Tokheim has the option, subject to bank approval, to redeem (in whole or in part) the Senior Notes.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          CERTAIN STATEMENTS CONTAINED IN THIS FORM 8-K, INCLUDING, WITHOUT LIMITATION, STATEMENTS CONTAINING THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS" AND WORDS OF SIMILAR IMPORT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY, OR INDUSTRY RESULTS, TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE FOLLOWING: INCREASES IN INTEREST RATES OR THE COMPANY'S COST OF BORROWING OR A DEFAULT UNDER ANY MATERIAL DEBT

AGREEMENT; INABILITY OF THE COMPANY TO SUCCESSFULLY MAKE AND INTEGRATE ACQUISITIONS; INABILITY TO ACHIEVE ANTICIPATED COST SAVINGS OR REVENUE GROWTH; DEPENDENCE ON THE RETAIL PETROLEUM INDUSTRY; INABILITY TO FORECAST OR ACHIEVE FUTURE SALES LEVELS OR OTHER OPERATING RESULTS; FLUCTUATIONS IN EXCHANGE RATES AMONG VARIOUS FOREIGN CURRENCIES, PRINCIPALLY AMONG DOLLARS, FRENCH FRANC ("FFR") AND THE BRITISH POUND; COSTS IN ADJUSTING TO A NEW COMMON EUROPEAN CURRENCY; INABILITY TO PROTECT PROPRIETARY TECHNOLOGY OR TO INTEGRATE NEW TECHNOLOGIES QUICKLY INTO NEW PRODUCTS; CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS; BUSINESS DISRUPTIONS; CHANGES IN GENERAL ECONOMIC CONDITIONS OR WITH ECONOMIC CONDITIONS OF PARTICULAR MARKETS IN WHICH THE COMPANY COMPETES; UNAVAILABILITY OF FUNDS FOR CAPITAL EXPENDITURES OR RESEARCH AND DEVELOPMENT; CHANGES IN CUSTOMER SPENDING LEVELS AND DEMAND FOR NEW PRODUCTS; CHANGES IN GOVERNMENTAL, ENVIRONMENTAL OR OTHER REGULATIONS, ESPECIALLY AS THEY MAY AFFECT THE CAPITAL EXPENDITURES OF THE COMPANY'S CUSTOMERS; FAILURE OF THE COMPANY TO COMPLY WITH GOVERNMENTAL REGULATIONS; LOSS OF KEY MEMBERS OF MANAGEMENT; ADVERSE PUBLICITY; CONTINGENT LIABILITIES AND OTHER CLAIMS ASSERTED AGAINST THE COMPANY; LOSS OF SIGNIFICANT CUSTOMERS OR SUPPLIERS; "YEAR 2000" PROBLEMS WITH COMPUTER SYSTEMS OR SOFTWARE OF THE COMPANY OR ITS CUSTOMERS, SUPPLIERS OR RESELLERS; AND OTHER FACTORS. GIVEN THESE UNCERTAINTIES, INDIVIDUALS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ANY SUCH FACTORS OR TO ANNOUNCE PUBLICLY THE RESULT OF ANY REVISIONS TO ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements of the Business Acquired.

          Attached as exhibits to this Current Report on Form 8-K are audited combined balance sheets of the RPS Division as of December 31, 1997 and 1996, and the related audited combined statements of income, cash flows and equity (and the notes thereto) for each of the three years in the period ended December 31, 1997. It is impracticable at this time to provide the interim historical financial statements of the RPS Division required by Regulation S-X. They will be filed as soon as practicable but no later than 60 days after this report is required to be filed.

          (b)  Pro Forma Financial Information

          Attached as exhibits to this Current Report on Form 8-K are the unaudited pro forma consolidated condensed balance sheet and the related consolidated condensed statement of earnings (and the notes thereto) for the year ended November 30, 1997. Also attached as exhibits to this Current Report on Form 8-K are the unaudited pro forma consolidated condensed balance sheet of Tokheim and the related consolidated condensed statement of earnings of Tokheim (and the notes thereto) for the year ended November 30, 1997. It is impracticable at this time to provide the interim pro forma financial statements of the RPS Division required by Regulation S-X. They will be filed as soon as practicable but no later than 60 days after this report is required to be filed.

          (c)  Other Exhibits

               -(1) Master Agreement for Purchase and Sale of Shares, Assets, and Liabilities, dated as of June 19, 1998, between Tokheim and Schlumberger.

               -(2) Amendment No. 1 to the Master Agreement for Purchase and Sale of Shares, Assets and Liabilities, dated as of September 30, 1998 between Tokheim and Schlumberger.

               -(3) Securities Purchase Agreement, dated September 30, 1998, by Tokheim and Schlumberger.

               -(4) 12% Senior Subordinated Note Due January 28, 1999 in the amount of $170,000,000.

               -(5) Senior Subordinated Note Indenture, dated as of September 30, 1998, among Tokheim, Management Solutions, Inc., Tokheim Equipment Corporation, Tokheim RPS, LLC, Sunbelt Hose & Petroleum Equipment, Inc., Envirotronic Systems, Inc., Gasboy International, Inc., Tokheim Automation Corporation, Tokheim Investment Corp., as guarantors, and Harris Trust and Savings Bank, as trustee.

               -(6) 12% Junior Subordinated Note Due 2008 in the amount of $40,000,000.

               -(7) Junior Subordinated Note Indenture, dated as of September 30, 1998, among Tokheim, Management Solutions, Inc., Tokheim Equipment Corporation, Tokheim RPS, LLC, Sunbelt Hose & Petroleum Equipment, Inc., Envirotronic Systems, Inc., Gasboy International, Inc., Tokheim Automation Corporation, Tokheim Investment Corp., as guarantors, and Harris Trust and Savings Bank, as trustee.

               -(8) Warrant to Purchase up to 19.9% of the Shares of Common Stock of Tokheim.

               -(9)  Form of Roll-Over Note.

               -(10) Registration Rights Agreement, dated September 30, 1998, by
                     Tokheim and Schlumberger.

               -(11) Note Purchase Agreement, dated as of September 30, 1998, among Tokheim, the Subsidiaries and the Purchasers.

               -(12) Amended and Restated Credit Agreement, dated as of
                     September 30, 1998, among Tokheim, the Borrowing Subsidiaries, the Lenders and NBD Bank, N.A. as administrative agent and Credit Lyonnais as documentation and collateral agent and Gleacher Natwest Inc. and Bankers Trust Company as co-syndication agents.

               -(13) Amendment No. 1 to Rights Agreement, dated as of September
                     30, 1998, between Tokheim and Harris Trust and Savings Bank (incorporated herein by reference to the Company's Registration Statement on Form 8-A/A dated October 14,
                     1998).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                               TOKHEIM CORPORATION

Date:  October 15, 1998           By:    /s/ Douglas K. Pinner
                                     ----------------------------------
                                         Douglas K. Pinner
                                         Chairman of the Board,
                                         President and Chief Executive Officer
                                         and Director


Date:  October 15, 1998           By:    /s/ John A. Negovetich
                                     ----------------------------------
                                         John A. Negovetich
                                         Executive Vice President,
                                         Finance and Administration



EXHIBITS

          (a)  Financial Statements of the Business Acquired.

               -(1) RPS Division audited combined statements of income for the years ended December 31, 1997, 1996 and 1995 (incorporated herein by reference to the Company's Current Report on Form 8-K dated August 3, 1998).

               -(2) RPS Division audited combined statements of cash flows for the years ended December 31, 1997, 1996 and 1995 (incorporated herein by reference to the Company's Current Report on Form 8-K dated August 3, 1998).

               -(3) RPS Division audited combined balance sheets as of December 31, 1997 and 1996 (incorporated herein by reference to the Company's Current Report on Form 8-K dated August 3, 1998).

               -(4) RPS Division audited combined statements of equity for the years ended December 31, 1997, 1996 and 1995 (incorporated herein by reference to the Company's Current Report on Form 8-K dated August 3, 1998).

               -(5) RPS Division notes to the audited combined financial statements for the years ended December 31, 1997, 1996 and 1995 (incorporated herein by reference to the Company's Current Report on Form 8-K dated August 3, 1998).

          (b)  Pro Forma Financial Information

               -(1) Unaudited pro forma consolidated condensed statement of earnings for the year ended November 30, 1997.

               -(2) Unaudited pro forma consolidated condensed balance sheet as of November 30, 1997.

               -(3) Notes to unaudited pro forma consolidated condensed financial statements.

               -(4) Unaudited pro forma Tokheim Corporation consolidated condensed statement of earnings for the year ended November 30, 1997.

               -(5) Unaudited pro forma Tokheim Corporation consolidated condensed balance sheet as of November 30, 1997.

               -(6) Notes to unaudited pro forma Tokheim Corporation consolidated condensed financial statements.

          (c) Other Exhibits

              -(1) Master Agreement for Purchase and Sale of Shares, Assets, and Liabilities, dated as of June 19, 1998, between Tokheim and Schlumberger.

              -(2) Amendment No. 1 to the Master Agreement for Purchase and Sale of Shares, Assets and Liabilities, dated as of September 30, 1998 between Tokheim and Schlumberger.

              -(3) Securities Purchase Agreement, dated September 30, 1998, by Tokheim and Schlumberger.

              -(4) 12% Senior Subordinated Note Due January 28, 1999 in the amount of $170,000,000.

              -(5) Senior Subordinated Note Indenture, dated as of September 30, 1998, among Tokheim, Management Solutions, Inc., Tokheim Equipment Corporation, Tokheim RPS, LLC, Sunbelt Hose & Petroleum Equipment, Inc., Envirotronic Systems, Inc., Gasboy International, Inc., Tokheim Automation Corporation, Tokheim Investment Corp., as guarantors, and Harris Trust and Savings Bank, as trustee.

              -(6) 12% Junior Subordinated Note Due 2008 in the amount of $40,000,000.

              -(7) Junior Subordinated Note Indenture, dated as of September 30, 1998, among Tokheim, Management Solutions, Inc., Tokheim Equipment Corporation, Tokheim RPS, LLC, Sunbelt Hose & Petroleum Equipment, Inc., Envirotronic Systems, Inc., Gasboy International, Inc., Tokheim Automation Corporation, Tokheim Investment Corp., as guarantors, and Harris Trust and Savings Bank, as trustee.

              -(8) Warrant to Purchase up to 19.9% of the Shares of Common Stock of Tokheim.

              -(9)   Form of Roll-Over Note.

             -(10) Registration Rights Agreement, dated September 30, 1998, by Tokheim and Schlumberger.

             -(11) Note Purchase Agreement, dated as of September 30, 1998, among Tokheim, the Subsidiaries and the Purchasers.

             -(12) Amended and Restated Credit Agreement, dated as of September 30, 1998, among Tokheim, the Borrowing Subsidiaries, the Lenders and NBD Bank, N.A. as administrative agent and Credit Lyonnais as documentation and collateral agent and Gleacher Natwest Inc. and Bankers Trust Company as co-syndication agents.

             -(13) Amendment No. 1 to Rights Agreement, dated as of September 30, 1998, between Tokheim and Harris Trust and Savings Bank.

     The following unaudited pro forma consolidated condensed financial statements (the "Pro Forma Financial Statements") of the Company are derived from the audited financial statements of Tokheim and the RPS Division and have been adjusted to illustrate the effects of the Transactions. The Pro Forma Consolidated Condensed Financial Statements and accompanying notes should be read in conjunction with the consolidated financial statements of Tokheim and the combined financial statements of the RPS Division, including the notes thereto, appearing elsewhere or incorporated by reference in this Current Report. The pro forma statements of earnings includes the RPS Division's combined statement of income for the year ended December 31, 1997 and Tokheim's consolidated statement of earnings for the year ended November 30, 1997. The pro forma balance sheet includes the RPS Division's combined balance sheet as of December 31, 1997 and Tokheim's consolidated balance sheet as of November 30, 1997. These pro forma statements give effect to the MSI acquisition, the Common Stock Offering and the Transaction, and related purchase accounting adjustments, as if these events had taken place on December 1, 1996 for the statement of earnings and on November 30, 1997 for the balance sheet. The Pro Forma Financial Statements are not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing MSI acquisition, the Common Stock Offering and the Transactions had been consummated on the indicated dates.

     The Acquisition has been accounted for using the purchase method of accounting, therefore the RPS Division's equity has been eliminated in the pro forma consolidated condensed statements. The allocation of the aggregate purchase price included in the Pro Forma Consolidated Condensed Financial Statements is preliminary.

                                                                     EXHIBIT (b)


       Unaudited Pro Forma Consolidated Condensed Statement of Earnings
                     for the year ended November 30, 1997
                            (Amounts in thousands)



                                                                                                                     Tokheim
                                                                                                                    Pro Forma
                                                                                                                    for Equity
                                                                                 Tokheim          Refinancing        Offering,
                                                  (a)                           Pro Forma             And         MSI Acquisition,
                                                  RPS             RPS           for Equity        Acquisition      Refinancing &
                                   RPS          Division        Division       Offering and         Pro Forma       RPS Division
                                 Division      Adjustments      Adjusted      MSI Acquisition      Adjustments       Acquisition
                                 --------      -----------      --------      ---------------     ------------    ----------------
Net Sales........................$344,248        $      --      $344,248         $393,272         $     --            $737,520
Cost of sales, exclusive of
 items listed below.............. 303,196           (9,125)      294,071          287,752             (850)(b)         580,973
Selling, general, and
 administrative expenses.........  48,798          (11,480)       37,318           70,028               --             107,346
Depreciation and
 amortization....................   3,902            3,973         7,875           10,490            6,163 (c)          24,528
Merger and acquisition cost
 and other unusual items.........      --            2,338         2,338            3,493               --               5,831
                                 --------        ---------      --------         --------          --------            --------

Operating Profit................. (11,648)          14,294         2,646           21,509           (5,313)             18,842

Interest expense, net............   1,418               --         1,418           10,570           36,573 (d)          48,561
Other expense (income), net......     433               --           433           (1,039)              --                (606)
                                 --------        ---------      --------         --------          --------            --------

Earnings (loss) before income
 taxes and extraordinary loss.... (13,499)          14,294           795           11,978          (41,886)            (29,113)
Income taxes.....................  (6,779)           7,190           411            1,895               --                2,306
                                 --------        ---------      --------         --------          --------            --------

Earnings (loss) before
 extraordinary loss..............$ (6,720)       $   7,104      $    384         $ 10,083         $(41,886)           $(31,419)
                                 ========        =========      ========         --------         ========            --------

Preferred Stock Dividends
 ($1.94 per share)...............                                                $ (1,512)                            $ (1,512)
                                                                                 --------                             --------
Earnings (loss) before
 extraordinary loss applicable
 to common stock.................                                                $  8,571                             $(32,931)
                                                                                 ========                             ========

                                                                     EXHIBIT (b)


           Unaudited Pro Forma Consolidated Condensed Balance Sheet
                            as of November 30, 1997
                            (Amounts in thousands)

                                                                                                                     Tokheim
                                                                                                                    Pro Forma
                                                                                                                    for Equity
                                                                                 Tokheim          Refinancing        Offering,
                                                  (e)                           Pro Forma             And         MSI Acquisition,
                                                  RPS             RPS           for Equity        Acquisition      Refinancing &
                                   RPS          Division        Division       Offering and         Pro Forma       RPS Division
                                 Division      Adjustments      Adjusted      MSI Acquisition      Adjustments       Acquisition
                                 --------      -----------      --------      ---------------     ------------    ----------------
ASSETS:
 Current Assets:
  Cash and cash equivalents......$  7,321         $ (7,321)     $     --             $  7,458         $ (2,000)(l)        $  5,458
  Accounts receivables, net...... 102,540           (3,620)       98,920               84,164               --             183,084
  Total Net Inventory............  58,859               --        58,859               64,508               --             123,367
  Other current assets...........  11,872               --        11,872                6,711               --              18,583
                                 --------         --------      --------             --------        ---------            --------
    Total Current Assets......... 180,592          (10,941)      169,651              162,841           (2,000)            330,492

Property, plant & equipment,
 net.............................  32,183               --        32,183               42,221               --              74,404
Other tangible assets............   1,326               --         1,326                9,191               --              10,517
Goodwill.........................  51,757          (51,757)           --               62,695          246,515 (f)         309,210
Other noncurrent assets and
 deferred charges................   3,576               --         3,576               19,561            4,566 (g)          27,703
                                 --------         --------      --------             --------        ---------            --------
    Total Assets.................$269,434         $(62,698)     $206,736             $296,509         $249,081            $752,326
                                 ========         ========      ========             ========         ========            ========

LIABILITIES AND STOCKHOLDERS'
  EQUITY:
 Liabilities:
  Current Liabilities:
   Current portion long-term
    debt.........................$     46        $      --      $     46             $  2,391         $     --            $  2,437
   Notes payable, bank...........      --               --            --                   98               --                  98
   Cash Overdraft................  12,614          (12,614)           --               10,575               --              10,575
   Accounts Payable and
    accruals.....................  94,526           (6,781)       87,745              105,818           27,575 (h)         221,138
                                 --------         --------      --------             --------        ---------            --------
    Total Current Liabilities.... 107,186          (19,395)       87,791              118,882           27,575             234,248

  Long-Term Debt.................      --               --            --                4,397                                4,397
  Bank Credit Agreement..........      --               --            --                8,158          163,047 (i)         171,205
  Senior Subordinated Notes......      --               --            --               55,000          137,500 (i)         192,500
  Guaranteed ESOP Obligation.....      --               --            --                9,429               -- (i)           9,429
  Junior Subordinated PIK
   Notes.........................      --               --            --                   --           40,000 (i)          40,000
  Postretirement Benefits........   4,188               --         4,188               14,378               --              18,566
  Minimum Pension Liability......      --               --            --                2,173               --               2,173
  Minority Interest..............     133               --           133                1,319                                1,452
  Other Lt. Liabilities..........   3,657               --         3,657                5,511               --               9,168
                                 --------         --------      --------             --------        ---------            --------
    Total Liabilities............ 115,164          (19,395)       95,769              219,247          368,122             683,138

Common Stock Warrants............      --               --            --                   --           20,000 (k)          20,000

Redeemable Convertible
 Preferred Stock.................      --               --            --               24,000               --              24,000
Guaranteed ESOP Obligation.......      --               --            --               (9,429)              --              (9,429)
Preferred Treasury Stock
 at Cost.........................      --               --            --               (4,718)              --              (4,718)
                                 --------         --------      --------             --------        ---------            --------
  Total Preferred Equity.........      --               --            --                9,853                                9,853

Common Stock..................... 162,144               --       162,144               88,882         (162,144)(j)          88,882
Minimum Pension Liability........      --               --            --               (2,173)              --              (2,173)
Foreign Currency Translation
 Adjustments.....................  (1,566)              --        (1,566)             (18,048)           1,566 (j)         (18,048)
Retained Earnings (accumulated
 deficit)........................  (8,308)         (43,303)      (49,611)              (1,112)          21,537 (m)         (29,186)
Common Treasury Stock at Cost....      --               --            --                 (140)              --                (140)
                                 --------         --------      --------             --------        ---------            --------
  Total Common Equity............ 154,270          (43,303)      110,967               67,409         (139,041)             39,335
                                 --------         --------      --------             --------        ---------            --------
    Total Liabilities and
     Stockholders' Equity........$269,434         $(62,698)     $206,736             $296,509         $249,081            $752,326
                                 ========         ========      ========             ========         ========            ========


Note 1:  Though not reflected in the Unaudited Pro Forma Consolidated Condensed
         Statement of Earnings, Tokheim believes that through successful integration and consolidation of the RPS Division estimated cost savings of approximately $47.3 million can be achieved per annum after three years.

(a) The adjustments to the RPS Division's financial statements reflect amounts that have been reclassified to conform to Tokheim's presentation and to remove certain costs associated with operations as a division of Schlumberger. The details of these reclassifications and adjustments are as follows:

     Cost of sales:
          Reclassification of manufacturing depreciation and
            amortization to depreciation and amortization...........  $ (7,087)
          Reclassification of personnel reductions
            (restructuring) to merger and acquisitions and
            other unusual items.....................................      (350)
          Reflects an adjustment to operations of
            Schlumberger's Abbeville facility for fiscal 1997
            which will not be purchased by Tokheim..................      (700)
          Reclassification of nonrecurring warranty cost
            associated with design flaws in new product
            launches. These design flaws were corrected and
            not expected to impact ongoing operations...............      (988)
                                                                      --------
               Total adjustments and reclassification from cost
                 of sales...........................................    (9,125)
                                                                      --------
     Selling, general, and administrative expenses:
          Adjustments to management and technical fees
            charged by Schlumberger to its subsidiaries net
            of expenses Tokheim expects to incur....................    (9,692)
          Reclassification of selling, general and
            administrative depreciation and amortization to
            depreciation and amortization...........................      (788)
          Reclassification of personnel reductions
            (restructuring) to merger and acquisition costs and
            other unusual items.....................................      (800)
          Reclassification of other miscellaneous items to
            merger and acquisition costs and other unusual items....      (200)
                                                                      --------
               Total adjustments and reclassification from selling,
                 general and administrative expenses................   (11,480)
                                                                      --------
     Depreciation and amortization:
          Reclassification of manufacturing and amortization........     7,087
          Reclassification of selling, general and
            administrative depreciation and amortization............       788
          Elimination of preexisting goodwill amortization
            that Tokheim is not purchasing..........................    (3,902)
                                                                      --------
               Total adjustments and reclassification to
                 depreciation and amortization......................     3,973
                                                                      --------
     Merger and acquisition costs and other unusual items:
          Reclassification of personnel reductions
            (restructuring) from cost of sales......................       350
          Reclassification of personnel reductions
            (restructuring) from selling, general and
            administrative expenses.................................       800
          Reclassification of nonrecurring warranty cost
            associated with design flaws in new product
            launches. These design flaws were corrected and not
            expected to impact ongoing operations...................       988
          Reclassification of other miscellaneous items from
            selling, general and administrative costs...............       200
                                                                      --------
               Total adjustments and reclassification to merger and
                 acquisition cost and other unusual items...........     2,338
                                                                      --------
     Effect of all adjustments on pretax income.....................    14,294
     Tax effect on adjustments using the RPS Division's reported
       tax rate of 50.3%............................................     7,190
                                                                      --------
               Effect of all adjustments on net earnings............  $  7,104
                                                                      ========


(b)  Reflects a pro forma adjustment for technology and licensing fees contractually payable by Schlumberger to Tokheim. These fees relate to certain services and licenses provided to
     Schlumberger by Tokheim. The contract is noncancelable and requires minimum annual payments of $850 per annum to Tokheim
     over the next 5 years..........................................   $    850
                                                                       ========
(c)  The pro forma adjustment represents the amortization of purchased goodwill associated with the Acquisition as follows:

                                                      Anticipated        Annual
                                          Gross       Amortization    Amortization
                                          Amount        Period           Amount
                                       -----------    ------------    ------------

     Purchased goodwill (based on a
      preliminary estimate of purchase
      price allocation)...............  $  246,515      40 years       $  6,163
                                        ==========                     ========


(d) The pro forma interest expense, net, was calculated as follows:
     Tokheim's pro forma interest expense for the MSI Acquisition and the Common Stock Offering........... $10,570
     RPS Division's historical interest expense, net......................................................   1,418
                                                                                                           -------
                      Total...............................................................................  11,988

     Plus: Interest expense on borrowings under:
       New Bank Credit Agreement ($180,634 at interest rates ranging from 7.65% to 9.5%, spread between three different Facilities)......................................................................  17,803
       12.0% Senior Subordinated Seller Notes.............................................................  20,400
       12.5% Senior Notes.................................................................................   2,813
       12.0% Junior Subordinated PIK Note.................................................................   4,800
                                                                                                           -------
                      Total...............................................................................  45,816

     Less: Interest expense on:
       Tokheim debt being refinanced:
         Existing Bank Credit Agreement...................................................................  (1,717)
         11 1/2% Senior Subordinated Notes due 2006.......................................................  (6,325)
       RPS Division.......................................................................................  (1,418)
                                                                                                           -------
                      Total...............................................................................  (9,460)
                                                                                                           -------
             Sub-total....................................................................................  48,344

     Amortization of deferred financing costs:
       Remove:
         Existing Bank Credit Agreement...................................................................  (1,380)
         11 1/2% Senior Subordinated Notes................................................................    (307)
       Add:
         New Bank Credit Agreement........................................................................   1,512
       12.5% Senior Subordinated Notes due 2005...........................................................     393
                                                                                                           -------
     Pro forma interest expense, net...................................................................... $48,561
                                                                                                           =======

The Company has the option, subject to bank approval, to redeem (in whole or in part) the Subordinated Notes and the Warrants.

Interest expense, net, includes that portion of interest with respect to the Guaranteed ESOP Obligation which is not paid through dividends on, or redemptions of, the ESOP Preferred Stock.


(e)    The following table summarizes the adjustments made to the RPS Division's audited financial statements to conform them to the terms and conditions as outlined in the Purchase Agreement.

         Assets:
           Cash not being purchased................................................................................     $ (7,321)
           Reduction of accounts receivable for related party receivables not being purchased......................       (3,620)
           Pre existing goodwill not being purchased...............................................................      (51,757)
                                                                                                                        --------
                Total adjustments to assets........................................................................     $(62,698)
                                                                                                                        ========
         Liabilities:
           Cash overdraft not being assumed........................................................................     $(12,614)
           Reduction of accounts payable and accruals for related party payables not being assumed.................       (6,781)
                                                                                                                        --------
                Total adjustments to liabilities...................................................................     $(19,395)

         Shareholders' Equity:
           Net adjustment to retained earnings for the above adjustments of assets and liabilities.................      (43,303)
                                                                                                                        --------
                Total adjustments to liabilities and shareholders' equity..........................................     $(62,698)
                                                                                                                        ========
(f)    This amount represents the excess of cost over the fair value of the net assets (goodwill) of the
       RPS Division acquired.

       Total purchase price of the RPS Division....................................................................     $335,000
         Purchase price adjustment for personnel reduction expenses to be reimbursed by Schlumberger...............       (5,000)
                                                                                                                        --------
           Adjusted purchase price.................................................................................      330,000
         Book value of the RPS Division net assets, as adjusted, which is expected to approximate fair value.......      110,967
                                                                                                                        --------
         Excess of cost over fair value of net assets acquired.....................................................      219,033
         Direct costs associated with the Acquisition:
           Legal and financial advisory fees.......................................................................        4,000
           Direct acquisition costs (see note below)...............................................................       23,482
                                                                                                                        --------
           Total Goodwill..........................................................................................     $246,515
                                                                                                                        ========


(g)  This amount represents the pro forma adjustment necessary to reflect the Company's write-off of previous unamortized debt issuance cost and the capitalization of the new debt issuance costs associated with the new financing plan. The existing issuance costs will be written-off as a charge to extraordinary loss from debt extinguishment in the period incurred.

       Write-off of deferred issuance costs associated with the Existing Bank Credit Agreement.....................  $ (4,693)
       Write-off of deferred issuance costs associated with the 11 1/2% Senior Subordinated Notes..................    (2,925)
                                                                                                                     --------
          Sub-total................................................................................................    (7,618)
       Capitalization of deferred issuance costs associated with the New Bank Credit Agreement.....................     9,434
       Capitalization of deferred issuance costs associated with the 12.5% Senior Subordinated Notes due 2005......     2,750
                                                                                                                     --------
          Net adjustment to reflect the fees associated with the financing of the Acquisition and refinancing of existing debt........................................................................................  $  4,566
                                                                                                                     ========
     The deferred debt issuance costs associated with the New Credit Agreement and the 12.5% Senior Subordinated Notes due 2005 will be amortized over the life of the respective agreements on a straight line basis.

(h)  Pro forma adjustment to accounts payable and accruals:
       Accrued interest on $55.000 of 11 1/2% Senior Subordinated Notes due 2006 to be redeemed....................  $ (2,107)
       Accruable restructuring expenses............................................................................     6,200
       Accrued integration plan costs..............................................................................    23,482
                                                                                                                     --------
                                                                                                                     $ 27,575
                                                                                                                     ========

     Included in accrued liabilities are certain costs Tokheim believes will be spent to close down redundant operations in connection with the reorganization and rationalization of the RPS Division. The table below summarizes the deferred costs included in goodwill and accrued liabilities as they relate to the integration plan for the RPS Division. The amounts do not include costs associated with consolidation of previously existing Tokheim subsidiaries, which will be expensed as incurred, nor do these costs benefit production in future periods.

       Personnel reductions........................................................................................  $ 18,602
       Closure of redundant facilities.............................................................................     4,880
                                                                                                                     --------
          Total....................................................................................................  $ 23,482
                                                                                                                     ========
In addition to the above expenditures, the Company expects to spend approximately $500 for capital projects with future benefits.
The Company estimates future accruable restructuring charges related to the integration plan at approximately $6,200. In addition, nonaccruable operating charges associated with the plan, which will be expensed as incurred, are estimated at $2,000. These amounts have been aggregated and shown as a reduction of cash of $2,000, an increase in accrued expenses of $6,200 and an aggregate reduction of retained earnings of $8,200. (see also Note below)


(i)  This amount reflects the repayment of existing Tokheim debt and RPS
     Division purchase price with the proceeds of the Senior Notes and borrowings under the New Bank Credit Agreement.

          Borrowings under the New Bank Credit Agreement............  $171,205
          Borrowings under the New Bank Credit Agreement (refinance
            preferred ESOP obligation)..............................     9,429
          Issuance of 12.0% Senior Subordinated Note ...............   170,000
          Issuance of 12.0% Junior Subordinated PIK Note due 2008...    40,000
          Issuance of 12.5% Senior Note due 2005....................    22,500
        Repay:
          Borrowings under the Existing Bank Credit Agreement.......    (8,158)
          Borrowings under the Existing Bank Credit Agreement
            (refinance preferred ESOP obligation)...................    (9,429)
            11 1/2% Senior Subordinated Notes due 2006..............   (55,000)
                                                                      --------
               Net Adjustment to reflect Acquisition financing
                 and the application of proceeds to repay
                 existing debt......................................  $340,547
                                                                      ========
(j)  Amounts represent the elimination of the RPS Division's existing net book value (see also Note below).

(k)  Per the terms of the letter agreement, the Company has financed
     $20,000 of the purchase price by issuing Schlumberger a warrant to purchase, for a nominal value, shares of Tokheim common stock.
     The number of shares for which the warrant may be exercised equals the number of shares whose value of the average closing price thirty days prior to and thirty days after closing equals $20,000 but, not to exceed 19.9% of the total outstanding shares of the Company at the closing date. The Company has the option, subject to bank approval, to repurchase the warrants at Par Value.

(l)  Adjustments to retained earnings (accumulated deficit) are as follows:
        Extraordinary loss from debt extinguishment:
          Write-off deferred issuance costs associated with
            the Existing Bank Credit Agreement......................  $ (4,693)
          Write-off deferred issuance costs associated with the
            11 1/2% Senior Subordinated Notes.......................    (2,925)
          Premiums paid to redeem 11 1/2% Senior Subordinated
            Notes at the redemption percentage of 120.473% plus
            Consent payment.........................................   (12,256)
                                                                      --------
               Total extraordinary loss from debt extinguishment....   (19,874)
        Other:
          Accruable restructuring expenses..........................    (6,200)
          Non accruable restructuring expenses......................    (2,000)
          RPS Division accumulated deficit eliminated in
            consolidation...........................................    49,611
                                                                      --------
               Total adjustment to accumulated deficit..............  $ 21,537
                                                                      ========

Note: Dividends are payable on the Company's ESOP Preferred Stock, the proceeds of which are used to service the Guaranteed ESOP Obligation

                                                                     Exhibit (b)

         UNAUDITED PRO FORMA TOKHEIM CORPORATION FINANCIAL STATEMENTS
                            (AMOUNTS IN THOUSANDS)

  The following unaudited pro forma Tokheim Corporation financial statements have been adjusted to reflect the effects of the MSI Acquisition and the issuance of approximately 4.17 million Shares of Tokheim Common Stock pursuant to its 1998 Common Stock Offering. The Unaudited Pro Forma Tokheim Corporation Consolidated Condensed Statement of Earnings gives effect to the MSI Acquisition and the Common Stock Offering as if they had occurred on December 1, 1996. The Unaudited Pro Forma Tokheim Corporation Consolidated Condensed Balance Sheet gives effect to the MSI Acquisition and the Common Stock Offering as if they had occurred on November 30, 1997. The statements do not purport to represent what Tokheim's results of operations or financial position actually would have been if the MSI Acquisition and the Common Stock Offering had occurred as of such dates and are not necessarily indicative of future operating results or financial position. The Unaudited Pro Forma Tokheim Corporation Consolidated Condensed Statement of Earnings for the year ended November 30, 1997 and Pro Forma Tokheim Corporation Consolidated Condensed Balance Sheet as of November 30, 1997 were derived from the Tokheim's audited Consolidated Financial Statements.

             UNAUDITED PRO FORMA TOKHEIM CORPORATION CONSOLIDATED
                        CONDENSED STATEMENT OF EARNINGS
                     FOR THE YEAR ENDED NOVEMBER 30, 1997

                                                                                    TOKHEIM PRO
                                                                                     FORMA FOR
                                                                        COMMON      THE COMMON
                                                MSI       TOKHEIM PRO    STOCK         STOCK
                                            ACQUISITION    FORMA FOR   OFFERING      OFFERING
                                             PRO FORMA        MSI      PRO FORMA      AND MSI
                          TOKHEIM    MSI    ADJUSTMENTS   ACQUISITION ADJUSTMENTS   ACQUISITION
                          --------  ------  -----------   ----------- -----------   -----------
Net sales...............  $385,469  $7,803    $  --        $393,272     $  --        $393,272
Cost of sales, exclusive
 of items listed below..   283,932   3,820       --         287,752        --         287,752
Selling, general and
 administrative
 expenses...............    68,167   1,761       100 (a)     70,028        --          70,028
Depreciation and
 amortization...........     9,232      53     1,205 (b)     10,490        --          10,490
Merger and acquisition
 cost and other unusual
 items..................     3,493   1,347    (1,347)(c)      3,493        --           3,493
                          --------  ------    ------       --------     ------       --------
Operating income........    20,645     822        42         21,509        --          21,509
Interest expense, net...    16,451     (28)      912 (d)     17,335     (6,765)(f)     10,570
Other income, net.......    (1,003)    (36)      --          (1,039)       --          (1,039)
                          --------  ------    ------       --------     ------       --------
Earnings (loss) before
 income taxes and
 extraordinary loss.....     5,197     886      (870)         5,213      6,765         11,978
Income taxes............     1,217     --          2 (e)      1,219        676 (g)      1,895
                          --------  ------    ------       --------     ------       --------
Earnings (loss) before
 extraordinary loss.....  $  3,980  $  886    $ (872)      $  3,994     $6,089       $ 10,083
                          ========  ======    ======       ========     ======       ========
Preferred stock
 dividends ($1.94 per
 share).................  $ (1,512)                        $ (1,512)                 $ (1,512)
                          ========                         ========                  ========
Earnings (loss) before
 extraordinary loss
 applicable to common
 stock..................  $  2,468                         $  2,482                  $  8,571
                          ========                         ========                  ========
Earnings (loss) per
 common share:
 Primary
   Before extraordinary
    loss................  $   0.31                         $   0.31                  $   0.70
                          ========                         ========                  ========
   Weighted average
    number of shares
    outstanding.........     8,083                            8,083       4,170        12,253
                          ========                         ========     =======      ========
 Fully diluted
   Before extraordinary
    loss................  $   0.27                         $   0.27                  $   0.65
                          ========                         ========                  ========
   Weighted average
    number of shares
    outstanding.........     9,067                            9,067       4,170        13,327
                          ========                         ========     =======      ========

                                                                     Exhibit (b)

 UNAUDITED PRO FORMA TOKHEIM CORPORATION CONSOLIDATED CONDENSED BALANCE SHEET
                            AS OF NOVEMBER 30, 1997
                             (AMOUNTS IN THOUSANDS)

                                                                                    TOKHEIM PRO
                                                                                       FORMA
                                               MSI       TOKHEIM PRO   COMMON        FOR STOCK
                                           ACQUISITION    FORMA FOR   OFFERING       OFFERING
                                            PRO FORMA        MSI      PRO FORMA       AND MSI
                          TOKHEIM    MSI   ADJUSTMENTS   ACQUISITION ADJUSTMENTS    ACQUISITION
                          --------  ------ -----------   ----------- -----------    -----------
ASSETS:
Current assets:
 Cash and cash
  equivalents...........  $  6,438  $1,020   $   --  (h)  $  7,458    $    --        $  7,458
 Accounts receivable,
  net...................    83,011   2,002      (850)(i)    84,163         --          84,163
 Net inventory..........    64,347     161       --         64,508         --          64,508
 Other current assets...     6,705       7       --          6,712         --           6,712
                          --------  ------   -------      --------    --------       --------
     Total current
      assets............   160,501   3,190      (850)      162,841         --         162,841
Property, plant &
 equipment, net.........    41,966     255       --         42,221         --          42,221
Other tangible assets...     9,184       7       --          9,191         --           9,191
Goodwill................    62,695     --        --         62,695         --          62,695
Other noncurrent assets
 and deferred charges...    16,273      42     4,821 (j)    21,136      (1,575)(m)     19,561
                          --------  ------   -------      --------    --------       --------
     Total assets.......  $290,619  $3,494   $ 3,971      $298,084    $ (1,575)      $296,509
                          ========  ======   =======      ========    ========       ========
LIABILITIES AND
 SHAREHOLDERS' EQUITY:
Liabilities:
 Current liabilities:
   Current portion of
    long-term debt......  $  2,391  $  --    $   --       $  2,391    $    --        $  2,391
   Notes payable, bank..        98     --        --             98         --              98
   Cash overdraft.......    10,575     --        --         10,575         --          10,575
   Accounts payable and
    accruals............   105,787   1,373       --        107,160      (1,342)(n)    105,818
                          --------  ------   -------      --------    --------       --------
     Total current
      liabilities.......   118,851   1,373       --        120,224      (1,342)       118,882
 Long-term debt.........     4,397     --        --          4,397         --           4,397
 Existing credit
  agreement.............    24,090     --     12,000 (k)    36,090     (27,932)(o)      8,158
 Senior subordinated
  notes.................    90,000     --        --         90,000     (35,000)(n)     55,000
 Guaranteed ESOP
  obligation............     9,429     --        --          9,429         --           9,429
 Postretirement
  benefits..............    14,378     --        --         14,378         --          14,378
 Minimum pension
  liability.............     2,173     --        --          2,173         --           2,173
 Minority interest......     1,319     --        --          1,319         --           1,319
 Other long-term
  liabilities...........     5,511     --        --          5,511         --           5,511
                          --------  ------   -------      --------    --------       --------
     Total liabilities..   270,148   1,373    12,000       283,521     (64,274)       219,247
Redeemable convertible
 preferred stock........    24,000     --        --         24,000         --          24,000
Guaranteed ESOP
 obligation.............    (9,429)    --        --         (9,429)        --          (9,429)
Preferred treasury stock
 at cost................    (4,718)    --        --         (4,718)        --          (4,718)
                          --------  ------   -------      --------    --------       --------
     Total preferred
      equity............     9,853     --        --          9,853         --           9,853
Common stock............    21,158     300      (300)(l)    21,158      67,724 (p)     88,882
Minimum pension
 liability..............    (2,173)    --        --         (2,173)        --          (2,173)
Foreign currency
 translation
 adjustments............   (18,048)    --        --        (18,048)        --         (18,048)
Retained earnings
 (accumulated deficit)..     9,821   1,821    (7,729)(l)     3,913      (5,025)(n)     (1,112)
Common treasury stock at
 cost...................      (140)    --        --           (140)        --            (140)
                          --------  ------   -------      --------    --------       --------
     Total common
      equity............    10,618   2,121    (8,029)        4,710      62,699         67,409
                          --------  ------   -------      --------    --------       --------
     Total liabilities
      and shareholders'
      equity............  $290,619  $3,494   $ 3,971      $298,084    $ (1,575)      $296,509
                          ========  ======   =======      ========    ========       ========

 (a)  Reflects additional compensation paid to the president of MSI pursuant to an employment agreement entered into at the time
      of the MSI Acquisition........................................   $   100
 (b)  Reflects additional amortization expense related to $4,821 of the purchase price that has been allocated to internally
      developed software, which is being amortized over a four-year
      period........................................................   $ 1,205
 (c)  Reflects the elimination of a nonrecurring charge of $980 that relates to a bonus paid to the principal shareholder of MSI.
      Also reflects the elimination of bonuses paid to employees of
      MSI in anticipation of the sale to Tokheim, offset by expected bonuses anticipated to be paid by Tokheim to senior management
      of MSI........................................................   $(1,347)
 (d)  Additional interest expense related to the $12,000 of
      additional borrowings under the Existing Credit Agreement to fund the purchase of MSI at a 7.6% weighted average interest
      rate..........................................................   $   912
 (e)  MSI has been incorporated into Tokheim's consolidated federal tax return. As such, Tokheim has available approximately
      $24,669 of NOL carryforwards, which are offset by a
      corresponding valuation allowance. Therefore, federal tax
      provisions are only recorded for book purposes equal to the expected Alternative Minimum Tax ("AMT") liability. The pro forma provision for taxes is calculated as follows:
        State and local tax provision for MSI's pre-tax earnings at
         an 8.0% effective tax rate..................................  $    71
        Federal tax provision for MSI's pre-tax pro forma earnings reduced by 90% for utilization of Tokheim's Net Operating
         Loss ("NOL") carryforwards with the remaining amount taxed
         at a 20% AMT rate...........................................       18
        Reduction of state and local tax provision for pre-tax pro
         forma earnings at an 8.0% effective tax rate................      (70)
        Federal tax provision for MSI's pre-tax pro forma earnings reduced by 90% for utilization of NOL carryforwards, with
         the remaining amount taxed at a 20% AMT rate................      (17)
                                                                       -------
                                                                       $     2
                                                                       =======
 Note: In addition to the above pro forma adjustments, the Company will incur a one-time charge to operations for the writedown of in-process research and development, of which technological feasibility has not yet been determined and which has no alternative future use. This charge to earnings of approximately $5,908 will be recorded in the first quarter of 1998.
 (f)  Pro forma adjustments to interest expense:
        Decreased interest expense related to a portion of the
         $12,000 of additional borrowings under the Existing Credit
         Agreement to fund the purchase of MSI at a 7.6% interest
         rate........................................................  $(1,382)
        Decreased interest expense related to the $35,000 of 11 1/2%
         Senior Subordinated Notes redeemed at 11.5%.................   (4,025)
        Decreased interest expense related to the $10,000 of 11 1/2%
         Senior Subordinated Notes repurchased using proceeds from
         the Existing Credit Agreement ($10,000 at 11.5% for 10.5
         months, $10,000 at 7.6% for 1.5 months).....................   (1,101)
        Decrease in amortization expense related to a pro rata share of deferred issuance cost written off to extraordinary loss
         on debt retirement..........................................     (257)
                                                                       -------
                                                                        (6,765)
                                                                       =======
 (g)  Pro forma provision for taxes:
        State and local tax provision at an 8.0% effective tax rate..  $   541
        Federal tax provision for pre-tax earnings reduced by 90% for utilization of NOL carryforwards, with the remaining amount
         taxed at a 20% AMT rate.....................................      135
                                                                       -------
                                                                       $   676
                                                                       =======

(h)Pro forma adjustment to cash:
    Reflects the repayment of a loan from a minority shareholder....  $    850
    Reflects an adjustment to record a distribution of cash
     dividends to MSI shareholders prior to the acquisition.........  $   (850)
                                                                      --------
                                                                      $    --
                                                                      ========
(i)Reflects the repayment of a loan from a minority shareholder.....  $   (850)
(j)Reflects the purchase price allocation to capitalized software costs to be amortized over a four-year life....................  $  4,821
(k)To record additional borrowings under the Existing Credit
     Agreement to fund the MSI Acquisition..........................  $ 12,000
(l)Pro forma adjustment to shareholders' equity:
    Elimination of MSI's common stock...............................  $   (300)
                                                                      ========
    To record the one-time write down of in-process research and
     development....................................................    (5,908)
    Reflects an adjustment to record a distribution of cash
     dividends to MSI shareholders prior to the MSI Acquisition.....      (850)
    Elimination of MSI's retained earnings..........................      (971)
                                                                      --------
      Total adjustment to retained earnings.........................  $ (7,729)
                                                                      --------
      Total adjustment to shareholders' equity......................  $ (8,029)
                                                                      ========
(m)Decrease in deferred issuance cost related to a 35% write down of the unamortized balance........................................  $ (1,575)
(n)Redemption of 11 1/2% Senior Subordinated Notes
    Redemption of 11 1/2% Senior Subordinated Notes with Common
     Stock Offering proceeds........................................  $(35,000)
    Elimination of four months of accrued interest on the $35,000 of
     redeemed 11 1/2% Senior Subordinated Notes.....................    (1,342)
    Redemption premiums, charged to equity..........................    (3,450)
    Pro rata write-off of deferred debt issuance costs, charged to
     equity.........................................................    (1,575)
                                                                      --------
                                                                      $(41,367)
                                                                      ========
(o)Pro forma adjustments to Existing Bank Credit Agreement:
    Repayment of funds borrowed to repurchase $10,000 of 11 1/2%
     Senior Subordinated Notes......................................  $(10,000)
    Repayment of funds borrowed to purchase MSI.....................   (12,000)
    Repayment of borrowed to provide Working Capital................    (5,932)
                                                                      --------
                                                                      $(27,932)
                                                                      ========
(p)Increase in Common Stock reflecting net proceeds of the Common
     Stock Offering.................................................  $ 67,724
Note: In addition to the pro forma adjustments, the Company will incur a one-time extraordinary loss of $4,964 which reflects the premiums paid to redeem the 11 1/2% Senior Subordinated Notes and to write off a pro rata share of the original deferred issuance cost.
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